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                                   AMENDMENT,
                            DATED NOVEMBER 18, 2002,
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                          BETWEEN RYDEX VARIABLE TRUST
                          AND PADCO ADVISORS II, INC.,
                               DATED JULY 5, 1994,
                                   AS AMENDED
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                                  AMENDMENT TO

                          INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                              RYDEX VARIABLE TRUST

                                       AND

                             PADCO ADVISORS II, INC.

         The following amendment is made to Section 4 of the Investment Advisory Agreement between Rydex Variable Trust (the "Trust") and PADCO Advisors II, Inc. (the "Advisor"), dated July 5, 1994, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

               Section 4 of the Agreement is amended, effective November 18, 2002, to read as follows:

               "In exchange for the rendering of advice and services pursuant hereto, the Trust shall pay the Advisor, and the Advisor shall accept as full compensation for the services to be rendered and as full reimbursement for all the charges and expenses to be assumed and paid by the Advisor as provided in Section 2, a fee at an annual rate applied to the daily net assets of a Fund in accordance with the following schedule:

               U.S. Government Bond Fund                 0.50% (50/100s of one percent)
               U.S. Government Money Market Fund         0.50% (50/100s of one percent)
               Nova Fund                                 0.75% (75/100s of one percent)
               Ursa Fund                                 0.90% (90/100s of one percent)
               Arktos Fund                               0.90% (90/100s of one percent)
               Juno Fund                                 0.90% (90/100s of one percent)
               OTC Fund                                  0.75% (75/100s of one percent)
               Titan 500 Fund                            0.90% (90/100s of one percent)
               Tempest 500 Fund                          0.90% (90/100s of one percent)
               Velocity 100 Fund                         0.90% (90/100s of one percent)
               Venture 100 Fund                          0.90% (90/100s of one percent)
               Large-Cap Europe Fund                     0.90% (90/100s of one percent)
               Large-Cap Japan Fund                      0.90% (90/100s of one percent)
               Mekros Fund                               0.90% (90/100s of one percent)
               Medius Fund                               0.90% (90/100s of one percent)
               All-Cap Value Fund                        0.90% (90/100s of one percent)
               Banking Fund                              0.85% (85/100s of one percent)
               Basic Materials Fund                      0.85% (85/100s of one percent)
               Biotechnology Fund                        0.85% (85/100s of one percent)
               Consumer Products Fund                    0.85% (85/100s of one percent)
               Core Equity Fund                          0.90% (90/100s of one percent)
               Electronics Fund                          0.85% (85/100s of one percent)
               Energy Fund                               0.85% (85/100s of one percent)
               Energy Services Fund                      0.85% (85/100s of one percent)
               Financial Services Fund                   0.85% (85/100s of one percent)
               Health Care Fund                          0.85% (85/100s of one percent)
               Internet Fund                             0.85% (85/100s of one percent)
               Leisure Fund                              0.85% (85/100s of one percent)
               Precious Metals Fund                      0.75% (75/100s of one percent)
               Real Estate Fund                          0.85% (85/100s of one percent)
               Retailing Fund                            0.85% (85/100s of one percent)
               Sector Rotation Fund                      0.90% (90/100s of one percent)
               Technology Fund                           0.85% (85/100s of one percent)
               Telecommunications Fund                   0.85% (85/100s of one percent)
               Transportation Fund                       0.85% (85/100s of one percent)
               Utilities Fund                            0.85% (85/100s of one percent)

               The fee will be accrued daily by each Fund and paid to the
               Advisor monthly not later than the fifth (5th) business day of the month following the month for which services have been provided. In the event of termination of this Agreement, the fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month, and such fee shall be payable on the date of termination of this Agreement with respect to the Fund. For purposes of calculating the Advisor's fee, the value of the net assets of each respective Fund of the Trust shall be determined in the same manner as the Fund uses to compute the value of the Fund's net assets in connection with the determination of the Net Asset
               Value of the Fund, all as set forth more fully in the current Prospectus and Statement of Additional Information for the Funds included in the Registration Statement."
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         In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 18th day of November 2002.

                                                     RYDEX VARIABLE TRUST


                                                     ---------------------------
                                                     By:  Albert P. Viragh, Jr.
                                                     Title: President


                                                     PADCO ADVISORS II, INC.


                                                     ---------------------------
                                                     By:  Albert P. Viragh, Jr.
                                                     Title: President